Exhibit 99.1

SPAR Group Acquires Merchandising & Audit Company with Annualized Revenue Projected at $8 million

WHITE PLAINS, NY--(Mar 19, 2013) - SPAR Group, Inc. (NASDAQ : SGRP) (the "Company" or "SPAR Group"), a leading supplier of retail merchandising and other marketing services throughout the United States and internationally, today announced that the Company has recently purchased certain assets and businesses from Market Force Information, Inc. The acquired businesses specialize in both general merchandising and in-store audit services. Adding these two business segments will allow the Company to expand its existing client base while providing an introduction into a new business segment supporting the ever increasing need of manufacturers and retailers for in-store audit services. The acquired businesses are expected to generate incremental annualized revenue in the range of $7 to $8 million.

"SPAR is pleased to announce the addition of these two businesses as they allow us to expand our core management team by adding an excellent group of seasoned professionals while increasing our merchandising services and, most importantly, providing the Company with a strong introduction into a new business segment anchored around in-store audit services and critical merchandising analytics,” stated, Gary Raymond, Chief Executive Officer of SPAR Group. “In addition to providing us with increased revenue and profitability, we believe this immediately accretive acquisition will allow us to expand our client base and complement our breadth of services. The acquired businesses will expand our clientele in the mass merchandiser, hardware, grocery, drug, toy and other classes of trade. We believe this acquisition will position us for strong revenue growth and profitability within our domestic division and the Company overall.”

About SPAR Group

SPAR Group, Inc. is a diversified worldwide merchandising and marketing services Company providing a broad array of services to help companies improve their sales, operating efficiency and profits at retail locations. The Company provides merchandising and other marketing services to manufacturers, distributors and retailers worldwide, primarily in mass merchandiser, office supply, grocery, drug, independent, convenience, electronics, toy and specialty stores, as well as providing furniture and other product assembly services, in-store events, technology services and marketing research. The Company has supplied these project and product services in the United States since certain of its predecessors were formed in 1979 and internationally since the Company acquired its first international subsidiary in Japan in May of 2001. Product services include restocking and adding new products, removing spoiled or outdated products, resetting categories "on the shelf" in accordance with client or store schematics, confirming and replacing shelf tags, setting new sale or promotional product displays and advertising, replenishing kiosks, providing in-store event staffing and providing assembly services in stores, homes and offices and now through this acquisition in-store audit services. Other merchandising services include whole store or departmental product sets or resets (including new store openings), new product launches, in-store demonstrations, special seasonal or promotional merchandising, focused product support and product recalls. The Company operates throughout the United States and internationally in 10 of the most populated countries, including China and India. For more information, visit the SPAR Group's website at http://www.sparinc.com/.

Forward-Looking Statements

Certain statements in this news release are forward-looking, including (without limitation) expectations or guidance respecting customer contract expansion, growing revenues and profits through organic growth and acquisitions, attracting new business that will increase SPAR Group's revenues, continuing to maintain costs and consummating any transactions. Undue reliance should not be placed on such forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company's control. The Company's actual results, performance and trends could differ materially from those indicated or implied by such statements as a result of various factors, including (without limitation) the continued strengthening of SPAR Group's selling and marketing functions, continued customer satisfaction and contract renewal, new product development, continued availability of capable dedicated personnel, continued cost management, the success of its international efforts, success and availability of acquisitions, availability of financing and other factors, as well as by factors applicable to most companies such as general economic, competitive and other business and civil conditions. Information regarding certain of those and other risk factors and cautionary statements that could affect future results, performance or trends are discussed in SPAR Group's most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and other filings made with the Securities and Exchange Commission from time to time. All of the Company's forward-looking statements are expressly qualified by all such risk factors and other cautionary statements.

Contact:

James R. Segreto
Chief Financial Officer
SPAR Group, Inc.
(914) 332-4100

Investor relations:
Chris Camarra
Alliance Advisors, LLC
(212) 398-3487